Exhibit 99.1

Wayfair Announces First Quarter 2020 Results
Q1 Net Revenue Growth of 20% Year over Year to $2.3 billion
21.1 million Active Customers, up 29% Year over Year

BOSTON, MA — May 5, 2020 — Wayfair Inc. (NYSE: W), one of the world’s largest online destinations for the home, today reported financial results for its first quarter ended March 31, 2020.
First Quarter 2020 Financial Highlights

•	Total net revenue increased $385.2 million to $2.3 billion, up 19.8% year over year

•	Direct Retail net revenue increased $391.4 million to $2.3 billion, up 20.3% year over year

•	U.S. net revenue increased $317.3 million, up 19.1% year over year

•	International net revenue increased $67.9 million, up 23.7% year over year. International segment Net Revenue Constant Currency Growth was 25.5%

•	Gross profit was $579.1 million or 24.9% of total net revenue

•	GAAP net loss was $285.9 million

•	Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin was $(127.3) million or (5.5)%, respectively of total net revenue

•	GAAP basic and diluted net loss per share was $3.04

•	Non-GAAP Diluted Net Loss Per Share was $2.30

•	Non-GAAP Free Cash Flow was $(354.6) million

•	At the end of the first quarter, cash, cash equivalents, and short- and long-term investments totaled $891.0 million
"During this unprecedented time, we are working tirelessly to serve our customers across two continents. We are also working hard to help our communities with donations, emergency supply of goods, and logistics support. Both our frontline and corporate employees have adapted quickly and seamlessly to new processes and protocols to continue to serve strong demand, while keeping our customers, employees, and communities safe,” said Niraj Shah, CEO, co-founder and co-chairman, Wayfair. “The broader market disruption has highlighted the many differentiated advantages we have built as the e-commerce leader in Home over the last two decades. Millions of new shoppers have discovered Wayfair while they shelter in place at home, and we are seeing strong acceleration in new and repeat customer orders across almost all classes of goods and across all regions. In parallel, as we execute on the plans we set in motion late last year, we are making significant strides toward profitability by driving gross margin expansion, increasing marketing efficiencies, and gaining leverage on operating expenses. Our solid internal progress and healthy balance sheet put us in a position of strength in a highly dynamic environment. We remain confident in the success of our business as the shift of our category online accelerates and we continue to aggressively invest in our future.”
Other First Quarter Highlights

•	The number of active customers in our Direct Retail business reached 21.1 million as of March 31, 2020, an increase of 28.6% year over year

•	LTM net revenue per active customer was $449 as of March 31, 2020, an increase of 1.6% year over year

•	Orders per customer, measured as LTM orders divided by active customers, was 1.86 for the first quarter of 2020, compared to 1.85 for the first quarter of 2019

•	Repeat customers placed 69.8% of total orders in the first quarter of 2020, compared to 66.0% in the first quarter of 2019

•	Repeat customers placed 6.9 million orders in the first quarter of 2020, an increase of 27.9% year over year

•	Orders delivered in the first quarter of 2020 were 9.9 million, an increase of 21.0% year over year

•	Average order value was $235 for the first quarter of 2020, compared to $237 for the first quarter of 2019

•	In the first quarter of 2020, 54.8% of total orders delivered for our Direct Retail business were placed via a mobile device, compared to 53.4% in the first quarter of 2019

Webcast and Conference Call
Wayfair will host a conference call and webcast to discuss its first quarter 2020 financial results today at 8 a.m. (ET). Investors and participants can access the call by dialing (833) 286-5803 in the U.S. and (647) 689-4448 internationally. The passcode for the conference line is 3044789. The call will also be available via live webcast at investor.wayfair.com along with supporting slides. An archive of the webcast conference call will be available shortly after the call ends. The archived webcast will be available at investor.wayfair.com.
About Wayfair
Wayfair believes everyone should live in a home they love. Through technology and innovation, Wayfair makes it possible for shoppers to quickly and easily find exactly what they want from a selection of more than 18 million items across home furnishings, décor, home improvement, housewares and more. Committed to delighting its customers every step of the way, Wayfair is reinventing the way people shop for their homes - from product discovery to final delivery.
The Wayfair family of sites includes:

•	Wayfair - All things home, all in one place.

•	Joss & Main - Stylish designs to discover daily.

•	AllModern - The best of modern, priced for real life.

•	Birch Lane - Classic home. Comfortable cost.

•	Perigold - The widest-ever selection of luxury home furnishings.
Wayfair generated $9.5 billion in net revenue for the twelve months ended March 31, 2020. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, the company employs more than 15,900 people.
Media Relations Contact:
Jane Carpenter, 617-502-7595
PR@wayfair.com

Investor Relations Contact:
Jane Gelfand, 857-315-3270
IR@wayfair.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including statements regarding our investment plans and anticipated returns on those investments, our future customer growth, our future results of operations and financial position, available liquidity and access to financing sources, our business strategy, plans and objectives of management for future operations, consumer activity and behaviors, developments in our technology and systems and anticipated results of those developments and the impact of the recent novel coronavirus (COVID-19) pandemic and our response to it, , are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.
A list and description of risks, uncertainties and other factors that could cause or contribute to differences in our results can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures
To supplement our Unaudited Consolidated and Condensed Financial Statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue ("Adjusted EBITDA Margin"), Free Cash Flow, Non-GAAP Diluted Net Loss Per Share and Net Revenue Constant Currency Growth. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures that are calculated as loss before depreciation and amortization, equity-based compensation and related taxes, interest (expense), net, other (expense) income, net, provision for income taxes, net, non-recurring items, and other items not indicative of our ongoing operating performance. We have included Adjusted EBITDA and Adjusted EBITDA Margin in this earnings release because they are key measures used by our management and our board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis as these costs may vary independent of business performance. We do not consider equity-based compensation and related taxes to be indicative of our core operating performance, however investors should understand that equity-based compensation will be a significant recurring expense in our business and is an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free Cash Flow is a non-GAAP financial measure that is calculated as net cash provided by or used in operating activities less net cash used to purchase property and equipment and site and software development costs. We believe Free Cash Flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that Free Cash Flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Non-GAAP Diluted Net Loss Per Share is a non-GAAP financial measure that is calculated as GAAP net loss plus equity-based compensation and related taxes, provision for income taxes, net, non-recurring items, and other items not indicative of our ongoing operating performance divided by weighted average shares. We believe that adding back equity-based compensation and related taxes, provision for income taxes, net, non-recurring items, and other items not indicative of our ongoing operating performance as adjustments to our GAAP diluted net loss before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.
Net Revenue Constant Currency Growth is a non-GAAP financial measure that is calculated by translating the current period local currency net revenue by the currency exchange rates used to translate the financial statements in the comparable prior-year period. We believe Net Revenue Constant Currency Growth is an important indicator of our business performance, as it provides useful information to investors and others in understanding and evaluating trends in our operating results in the same manner as our management.
We calculate forward-looking non-GAAP Adjusted EBITDA based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP net loss. We do not attempt to provide a reconciliation of forward-looking non-GAAP Adjusted EBITDA guidance to forward looking GAAP net loss because forecasting the timing or amount of items that have not yet occurred and are out of the Company’s control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
The non-GAAP measures have limitations as analytical tools. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with

GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.
The following table reflects the reconciliation of net loss to Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods indicated:

	Three months ended March 31,
	2020	2019
	(in thousands)
Reconciliation of Adjusted EBITDA
Net loss	$(285,865)	$(200,389)
Depreciation and amortization	66,843	39,583
Equity-based compensation and related taxes	63,992	51,833
Interest expense, net	22,218	9,238
Other expense (income), net	246	(3,078)
Provision for income taxes, net	1,333	595
Other (1)	3,956	—
Adjusted EBITDA	$(127,277)	$(102,218)

Net revenue	$2,330,063	$1,944,829
Adjusted EBITDA Margin	(5.5)%	(5.3)%
(1) The Company recorded $4.0 million in the three months ended March 31, 2020 in selling, operations, technology, general and administrative expenses in the Consolidated and Condensed Statements of Operations related to severance costs associated with February 2020 workforce reductions.
The following table presents Adjusted EBITDA attributable to our segments, and the reconciliation of net loss to consolidated Adjusted EBITDA is presented in the preceding table:

	Three months ended March 31,
	2020	2019
	(in thousands)
Segment Adjusted EBITDA
U.S.	$(45,095)	$(27,782)
International	(82,182)	(74,436)
Adjusted EBITDA	$(127,277)	$(102,218)
A reconciliation of GAAP net loss to non-GAAP diluted net loss, the most directly comparable GAAP financial measure, in order to calculate Non-GAAP Diluted Net Loss Per Share, is as follows:

	Three months ended March 31,
	2020	2019
	(in thousands, except per share data)
Net loss	$(285,865)	$(200,389)
Equity-based compensation and related taxes	63,992	51,833
Provision for income taxes, net	1,333	595
Other (1)	3,956	—
Non-GAAP net loss	$(216,584)	$(147,961)
Non-GAAP net loss per share, basic and diluted	$(2.30)	$(1.62)
Weighted average number of common stock outstanding used in computing per share amounts, basic and diluted	94,089	91,104
(1) The Company recorded $4.0 million in the three months ended March 31, 2020 in selling, operations, technology, general and administrative expenses in the Consolidated and Condensed Statements of Operations related to severance costs associated with February 2020 workforce reductions.

The following table presents net revenues attributable to our reportable segments for the periods indicated:

	Three Months Ended March 31,
	2020	2019
	(in thousands)
U.S. net revenue	$1,974,983	$1,657,698
International net revenue	355,080	287,131
Total net revenue	$2,330,063	$1,944,829
The following table presents a reconciliation of net cash used in operating activities to Free Cash Flow for each of the periods indicated:

	Three months ended March 31,
	2020	2019
	(in thousands)
Net cash used in operating activities	$(256,290)	$(81,348)
Purchase of property and equipment	(59,964)	(60,626)
Site and software development costs	(38,369)	(24,843)
Free Cash Flow	$(354,623)	$(166,817)
Key Financial and Operating Metrics

	Three months ended March 31,
	2020	2019
	(in thousands, except LTM Net Revenue per Active Customer and Average Order Value)
Direct Retail Financial and Operating Metrics:
Direct Retail Net Revenue (1)	$2,322,582	$1,931,181
Active Customers	21,108	16,408
LTM Net Revenue per Active Customer	$449	$442
Orders Delivered	9,876	8,163
Average Order Value	$235	$237
Non-GAAP Financial Measures:
Adjusted EBITDA	$(127,277)	$(102,218)
Free Cash Flow	$(354,623)	$(166,817)
(1) Direct Retail net revenue is calculated by taking consolidated net revenue and excluding U.S. net revenue derived from the websites operated by our retail partners and our media solutions business, which accounted for $7.5 million and $13.6 million of net revenue for the three months ended March 31, 2020 and 2019, respectively.

WAYFAIR INC.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Unaudited)

	March 31, 2020	December 31, 2019
	(in thousands, except share and per share data)
Assets:
Current assets
Cash and cash equivalents	$624,481	$582,753
Short-term investments	266,497	404,252
Accounts receivable, net of allowance for credit losses of $31,884 and $22,774 at March 31, 2020 and December 31, 2019, respectively	110,259	99,720
Inventories	56,574	61,692
Prepaid expenses and other current assets	220,400	228,721
Total current assets	1,278,211	1,377,138
Operating lease right-of-use assets	780,118	763,400
Property and equipment, net	661,216	624,544
Goodwill and intangible assets, net	18,408	18,809
Long-term investments	—	155,690
Other noncurrent assets	13,468	13,467
Total assets	$2,751,421	$2,953,048
Liabilities and Stockholders' Deficit:
Current liabilities
Accounts payable	$838,300	$908,097
Accrued expenses	255,347	298,918
Unearned revenue	164,122	167,641
Other current liabilities	236,158	236,863
Total current liabilities	1,493,927	1,611,519
Long-term debt	1,577,069	1,456,195
Operating lease liabilities	838,906	822,602
Other liabilities	12,920	6,940
Total liabilities	3,922,822	3,897,256
Commitments and contingencies (Note 8)
Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at March 31, 2020 and December 31, 2019	—	—
Stockholders’ deficit:
Class A common stock, par value $0.001 per share, 500,000,000 shares authorized, 67,405,521 and 66,642,611 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	67	67
Class B common stock, par value $0.001 per share, 164,000,000 shares authorized, 26,957,041 and 26,957,815 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	27	27
Additional paid-in capital	1,184,674	1,122,548
Accumulated deficit	(2,356,811)	(2,065,423)
Accumulated other comprehensive income (loss)	642	(1,427)
Total stockholders’ deficit	(1,171,401)	(944,208)
Total liabilities and stockholders’ deficit	$2,751,421	$2,953,048

WAYFAIR INC.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
	2020	2019
	(in thousands, except per share data)
Net revenue	$2,330,063	$1,944,829
Cost of goods sold (1)	1,750,940	1,474,373
Gross profit	579,123	470,456
Operating expenses:
Customer service and merchant fees (1)	89,463	76,473
Advertising	275,760	243,969
Selling, operations, technology, general and administrative (1)	475,968	343,648
Total operating expenses	841,191	664,090
Loss from operations	(262,068)	(193,634)
Interest (expense), net	(22,218)	(9,238)
Other (expense) income, net	(246)	3,078
Loss before income taxes	(284,532)	(199,794)
Provision for income taxes, net	1,333	595
Net loss	$(285,865)	$(200,389)
Net loss per share, basic and diluted	$(3.04)	$(2.20)
Weighted average number of common stock outstanding used in computing per share amounts, basic and diluted	94,089	91,104

(1) Includes equity-based compensation and related taxes as follows:

Cost of goods sold	$1,728	$992
Customer service and merchant fees	2,118	1,976
Selling, operations, technology, general and administrative	60,146	48,865
	$63,992	$51,833

WAYFAIR INC.
 CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended March 31,
	2020	2019
	(in thousands)
Cash flows from operating activities:
Net loss	$(285,865)	$(200,389)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	66,843	39,583
Equity-based compensation	59,449	47,060
Amortization of discount and issuance costs on convertible notes	19,527	12,456
Other non-cash adjustments	(633)	(1,374)
Changes in operating assets and liabilities:
Accounts receivable, net	(16,216)	(11,570)
Inventories	5,023	2,427
Prepaid expenses and other current assets	7,802	(10,535)
Accounts payable and accrued expenses	(114,623)	46,631
Unearned revenue and other liabilities	2,379	(4,933)
Other assets	24	(704)
Net cash used in operating activities	(256,290)	(81,348)

Cash flows from investing activities:
Sale and maturities of short- and long-term investments	294,810	37,936
Purchase of property and equipment	(59,964)	(60,626)
Site and software development costs	(38,369)	(24,843)
Other investing activities, net	(124)	2,838
Net cash provided by (used in) investing activities	196,353	(44,695)

Cash flows from financing activities:
Proceeds from borrowings	100,000	—
Taxes paid related to net share settlement of equity awards	—	(165)
Deferred financing costs	—	(791)
Net proceeds from exercise of stock options	125	67
Net cash provided by (used in) financing activities	100,125	(889)
Effect of exchange rate changes on cash and cash equivalents	1,540	(169)
Net increase (decrease) in cash and cash equivalents	41,728	(127,101)

Cash and cash equivalents:
Beginning of period	582,753	849,461
End of period	$624,481	$722,360